UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2019

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2019, Southwest Gas Holdings, Inc. (the “Company”) approved an amendment to the Centuri Construction Group, Inc. Executive Long-Term Incentive Plan (the “LTIP”) for management-level employees of Centuri Construction Group, Inc. (“Centuri”), including Paul Daily, a named executive officer (as such term is defined in Item 402 of Regulation S-K) of the Company and President and Chief Executive Officer of Centuri. Under the terms of the LTIP, eligible participants will have the opportunity to earn long-term incentive bonuses, payable in cash, Company common stock, or a combination of cash and Company common stock, based on the achievement of Centuri-specific performance goals, over three-year performance periods, intended to provide Centuri executives with an incentive to enhance the significant component of shareholder value over which they have the most influence. Performance goals will be determined by the Company at the beginning of each three-year performance period. Except as set forth above, the terms and conditions of the LTIP are substantially similar to the terms and conditions of the long-term incentive program historically maintained by Centuri.

On February 25, 2019, the Company increased Mr. Daily’s target incentive long-term incentive opportunity, effective January 1, 2019, from 70% to 120% of his annual base salary, and awarded Mr. Daily a long-term incentive opportunity under the LTIP, 70% of which is payable in cash and 50% of which is payable in Company common stock. Payment under the long-term incentive opportunity will be measured by Centuri’s enterprise value over a three-year performance period.

On February 25, 2019, the Company amended the Centuri Long-Term Capital Investment Plan (the “LTCIP”). The LTCIP requires select executives, including Mr. Daily, to defer and invest a specified portion of their compensation in a notional account with returns based on Centuri’s financial performance (the “Performance Fund”). Under the LTCIP, Mr. Daily must defer and invest an amount equal to four times his annual base salary. Pursuant to the LTCIP and the award agreement covering his long-term incentive opportunity described above, 50% of the amount deferred by Mr. Daily must be in the form of cash and 50% of the amount deferred and invested by Mr. Daily must be in the form of Company common stock. Mr. Daily will be required to hold a multiple of two times his base salary in Company common stock.

The foregoing descriptions of the amended LTIP, the agreement governing Mr. Daily’s 2019 long-term incentive opportunity and LTCIP are not complete and are subject to, and qualified in their entirety by, the full text of the amended LTIP, the agreement governing Mr. Daily’s 2019 long-term incentive opportunity and LTCIP, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the first quarter of 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

Date: March 1, 2019
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Senior Vice President/Chief Financial Officer